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                                                                 Exhibit (23)(i)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-86559) and related Prospectus of Cooper Tire & Rubber Company for the registration of 15,169,000 shares of its common stock and to the incorporation by reference therein of our reports (a) dated February 9, 1999, with respect to the consolidated financial statements and schedule of Cooper Tire & Rubber Company included in its Annual Report (Form 10-K) and (b) dated May 14, 1999, with respect to the financial statements and schedules of the Cooper Tire & Rubber Company Thrift and Profit Sharing Plan, the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Texarkana), the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Auburn), the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay), the Cooper Tire & Rubber Company Pre-Tax Savings Plan (El Dorado), the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Bowling Green - Hose), and the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Bowling Green - Sealing) included in Amendment No. 1 to the Annual Report (Form 10-K/A), both for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                 /s/ERNST & YOUNG LLP

Toledo, Ohio
September 14, 1999